Exhibit 10.11.4

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”) is made and entered into as of January 31, 2007, by and among the financial institutions identified on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as arranger and administrative agent for the Lenders (in such capacities, together with any successor arranger and administrative agent, “Agent”), and TRC COMPANIES, INC., a Delaware corporation (the “Administrative Borrower”), on behalf of all Borrowers.

WITNESSETH:

WHEREAS, the Administrative Borrower, the Administrative Borrower’s Subsidiaries party thereto, the Lenders and Agent are parties to that certain Credit Agreement, dated as of July 17, 2006 (as amended as of October 31, 2006, as of November 29, 2006, and as of December 29, 2006, and as the same may be amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”);

WHEREAS, Administrative Borrower has an equity ownership interest in Center Avenue Holdings, LLC, a New Jersey limited liability company (the “Joint Venture Entity”);

WHEREAS, the Joint Venture Entity desires to enter into a Credit Agreement (the “Subordinated Loan Agreement”) with SYNERGY BANK, a federally chartered stock savings bank, to finance the purchase of certain real estate; and

WHEREAS, Agent, Lenders and the Borrowers have agreed to amend the Credit Agreement and to the consent and the waivers, all as herein provided subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section 1.              Definitions.  Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Section 2.              Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended, as of the Effective Date (defined below), as follows:

2.01.       Amendment to Section 3.6(b).  Section 3.6(b) of the Credit Agreement is hereby amended by deleting the words “within 30 days after the Closing Date” and inserting “on or prior to February 28, 2007” in lieu thereof.

2.02.       Amendment to Section 6.1.  Section 6.1 of the Credit Agreement is hereby amended as follows: (a) the word “and” is hereby deleted at the end of clause (e) thereof;

(b) the period at the end of clause (f) thereof is replaced by “; and”; and (c) the following clause (g) is hereby added after the end of clause (f) thereof:

“(g)         Indebtedness in an aggregate amount not to exceed $50,000 pursuant to a loan agreement with the City of Lowell, Massachusetts acting through its Division of Planning and Development in connection with Borrowers’ relocation to new office space in the City of Lowell, Massachusetts so long as such Indebtedness is not secured by any of the assets of any Borrower or Guarantor.”

2.03.       Amendments to Schedule 1.1.

(a)           The definition of “Permitted Dispositions” is hereby amended as follows: (i) the word “and” is hereby deleted at the end of clause (f) thereof; (ii) the period at the end of clause (g) thereof is replaced by “; and”; and (iii) the following clause (h) is hereby added after the end of clause (g) thereof:

“(h)         the sale of Omni Environmental, Inc., a New Jersey corporation, pursuant to that certain Agreement and Plan of Merger dated as of January 30, 2007, so long as the proceeds thereof are applied in accordance with Section 2.4(b).”

(b)           The definition of “Permitted Investments” is hereby amended and restated in its entirety by replacing it with the following:

“Permitted Investments” means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to a Borrower or any Subsidiary of a Borrower effected in the ordinary course of business or owing to a Borrower or any Subsidiary of a Borrower as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Borrower or any Subsidiary of a Borrower, (e) investments, including intercompany loans, made by any Borrower or Guarantor in any other Borrower or Guarantor so long as such investments, if in the form of indebtedness, are not secured by any of the assets of any Borrower or Guarantor and are subject to the Intercompany Subordination Agreement, and (f) Investments in Center Avenue Holdings, LLC, a New Jersey limited liability company, Metuchen Realty Acquisition, LLC, a New Jersey limited liability company (“MRA”), or other joint venture investments in an aggregate amount not to exceed, during the term of this Agreement, the sum of (i) $2,000,000 plus (ii) amounts actually repaid to TRC by Ellis Block, the other member of MRA (such amounts estimated to be approximately $900,000), so long as (i) no Default or Event of Default shall have occurred and be continuing, both immediately before and immediately after giving effect to any such Investment, and (ii) such Investments are made solely with (x) cash on hand at the time of the effective date of the Fourth Amendment to Credit Agreement dated as of January 31, 2007 (the “Fourth Amendment”), among Agent, the Lenders and the Administrative Borrower or (y) cash raised from the proceeds of equity issuances made by Administrative Borrower after the effective date of such Fourth Amendment.

2.04.       Amendment to Schedule 5.3.  The left hand column in the second row of the table in Schedule 5.3 to the Credit Agreement is hereby amended by deleting the words “on or prior to January 31, 2007” therein and inserting “on or prior to February 28, 2007” in lieu thereof.

Section 3.              Representations and Warranties.  In order to induce Agent and the Lenders to enter into this Fourth Amendment, the Administrative Borrower, for itself and on behalf of all of the other Borrowers, hereby represents and warrants that:

3.01.       No Default.  At and as of the date of this Fourth Amendment and at and as of the Effective Date and both prior to and after giving effect to this Fourth Amendment, no Default or Event of Default exists and is continuing.

3.02.       Representations and Warranties True and Correct.  At and as of the date of this Fourth Amendment and both prior to and after giving effect to this Fourth Amendment, each of the representations and warranties contained in the Credit Agreement and other Loan Documents is true and correct in all material respects.

3.03.       Corporate Power, Etc.  Administrative Borrower (a) has all requisite corporate power and authority to execute and deliver this Fourth Amendment and to consummate the transactions contemplated hereby for itself and, in the case of Administrative Borrower, on behalf of all of the other Borrowers, and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Fourth Amendment and the consummation of the transactions contemplated hereby for itself and, in the case of Administrative Borrower, on behalf of all of the other Borrowers.

3.04.       No Conflict.  The execution, delivery and performance by Administrative Borrower (on behalf of itself and all of the other Borrowers) of this Fourth Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment or decree of any court or other Governmental Authority binding on any Borrower, (b) conflict with or result in any breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (d) require any approval of any Borrower’s interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

3.05.       Binding Effect.  This Fourth Amendment has been duly executed and delivered by the Administrative Borrower (on behalf of itself and all of the other Borrowers) and constitutes the legal, valid and binding obligation of the Administrative Borrower (on behalf of itself and all of the other Borrowers), enforceable against the Administrative Borrower (on behalf of itself and all of the other Borrowers) in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.              Conditions.  This Fourth Amendment shall be effective upon the fulfillment by the Borrowers, in a manner satisfactory to Agent and the Lenders, of all of the following conditions precedent set forth in this Section 4 (such date, the “Effective Date”):

4.01.       Execution of the Fourth Amendment.  Each of the parties hereto shall have executed an original counterpart of this Fourth Amendment and shall have delivered (including by way of telefacsimile or electronic mail) the same to Agent.

4.02.       Amendment Fee.  Borrowers shall have paid to Agent, for its own account, in immediately available funds an amendment fee equal to $30,000.00.

4.03.       Representations and Warranties.  As of the Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.

4.04.       Compliance with Terms.  Borrowers shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by Borrowers in connection herewith.

4.05.       Delivery of Pledge Supplement.  Administrative Borrower shall deliver to Agent, an executed Pledged Interest Addendum pursuant to Section 6 of the Security Agreement with respect to a pledge of the Administrative Borrower’s 70% interest in the Joint Venture Entity together with any certificate(s) evidencing such interests and stock powers duly executed in blank.

4.06.       Delivery of Other Documents.  Agent shall have received all such other documents executed by the Administrative Borrower in connection with the Subordinated Loan Agreement (the “Subordinated Loan Documents”) and all other instruments, documents and agreements as Agent may reasonably request, in form and substance reasonably satisfactory to Agent.

Section 5.              Joint Venture Documents.  Administrative Borrower shall deliver to Agent promptly after execution thereof, all material documents executed in connection with the Joint Venture Entity and the Subordinated Loan Documents.

Section 6.              Miscellaneous.

6.01.       Continuing Effect.  Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

6.02.       No Waiver; Reservation of Rights.  This Fourth Amendment is limited as specified and the execution, delivery and effectiveness of this Fourth Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement, or any other Loan Document, except as specifically set forth herein.  Notwithstanding anything contained in this Fourth Amendment to the contrary, Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default.

6.03.       References.

(a)           From and after the Effective Date, (i) the Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Fourth Amendment and (ii) all of the terms and provisions of this Fourth Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable.

(b)           From and after the Effective Date, (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) all references in the Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to  “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

6.04.       Governing Law.  THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.05.       Severability.  The provisions of this Fourth Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Fourth Amendment in any jurisdiction.

6.06.       Counterparts.  This Fourth Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of this Fourth Amendment by telefacsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart.  A complete set of counterparts shall be lodged with the Administrative Borrower, Agent and each Lender.

6.07.       Headings.  Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.

6.08.       Binding Effect; Assignment.  This Fourth Amendment shall be binding upon and inure to the benefit of Borrowers, Agent and the Lenders and their respective successors and assigns; provided, however, that the rights and obligations of Borrowers under this Fourth Amendment shall not be assigned or delegated without the prior written consent of Agent and the Lenders.

6.09.       Expenses.  Borrowers agree to pay Agent upon demand, for all reasonable expenses, including reasonable fees of attorneys and paralegals for Agent and the Lenders (who may be employees of Agent or the Lenders), incurred by Agent and the Lenders in connection with the preparation, negotiation and execution of this Fourth Amendment and any document required to be furnished herewith.

6.10.       Integration.  This Fourth Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ADMINISTRATIVE BORROWER:

TRC COMPANIES, INC., a Delaware corporation, as Administrative Borrower, on behalf of itself and all other Borrowers

By:	/s/ Martin H. Dodd
Name: Martin H. Dodd
Title: Senior Vice President

AGENT AND LENDERS:

WELLS FARGO FOOTHILL, INC., as Agent and as a Lender

By:	/s/ Jason P. Shanahan
Name: Jason P. Shanahan
Title: Vice President